UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013 (February 7, 2013)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)
 Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2013, Forward Air Corporation (the “Company”) amended and restated the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan (the “Stock Plan”) to incorporate certain terms and procedures that reflect the current compensation philosophy of the Company's Compensation Committee. Specifically, the amended and restated plan incorporates the December 17, 2008 and May 9, 2011 amendments and adds provisions (i) prohibiting the repricing or cash-out of underwater stock options and stock appreciation rights without prior shareholder approval, (ii) to clarify that the taking of certain permitted actions affecting outstanding awards in the event of a change in control of the Company will in all cases be conditioned upon the consummation of the transaction giving rise to the change in control and will not be taken with respect to any awards that are subject to the provisions of Section 409A of the Internal Revenue Code (“Section 409A”) if the action would result in a violation of Section 409A, and (iii) to ensure that awards granted under the Stock Plan may be made subject to the Company's recoupment policy on incentive compensation. The foregoing summary of the Stock Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference.
The Compensation Committee also approved a stock option grant for 24,486 shares of common stock to Bruce Campbell, the Company's Chief Executive Officer, pursuant to the Stock Plan. The stock option award incorporates a performance condition based on operating income that must be satisfied for the option award to vest. In order to satisfy the performance condition, the Company must generate total income from operations that is equal to or greater than 75% of the prior year's total income from operations for 2012, 2013 or 2014. The stock option award vests annually in three equal installments, subject to adjustment based on the timing of the achievement of the performance condition. If the performance condition is not met in any of years 2013, 2014, or 2015, then the option award terminates as of the date in 2016 when the 2015 audited financial statements are released. The option award is subject to the terms and conditions of the Company's standard form of stock option agreement with the exception of the performance vesting condition. The foregoing summary of the stock option award does not purport to be complete and is qualified in its entirety by reference to the full text of the option award agreement.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed as part of this Report.

No.	Exhibit
10.1	Forward Air Corporation Amended and Restated Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: February 13, 2013	By:	/s/ Matthew J. Jewell
Matthew J. Jewell Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
10.1	Forward Air Corporation Amended and Restated Stock Option and Incentive Plan